UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GUESS?, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Protect The Value of Your Investment

Vote "FOR ALL" of Guess' four highly qualified director nominees: Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano.

April 15, 2022

Dear Fellow Guess Shareholder,

Your Board of Directors is overseeing the continued successful execution of Guess' transformation strategy. As a result, Guess today is the strongest and most well-positioned it has been in recent history.

Guess is laser-focused on leveraging its business platform to optimize long-term growth and value creation. Since 2019, under the close supervision of the Board, and with the leadership of Chief Executive Officer Carlos Alberini and Co-Founder and Chief Creative Officer Paul Marciano, Guess has been executing on a clear strategic plan to elevate the Guess and Marciano brands, to redefine the Company's global e-commerce strategy, to optimize our store footprint, to enhance our supply chain and to drive efficiencies across the business.

Throughout fiscal year 2022, your Board and management team made significant progress on each business imperative, including:

Elevating the Guess and Marciano Brands

- Made significant improvements in product quality and sustainability
- Launched one global product line, allowing consistency of product worldwide and streamlining of vendor base
- Elevated the customer experience across the Guess ecosystem

Advancing Our Global E-Commerce Strategy

- Delivered 15% growth in e-commerce sales in Europe and North America
- Launched a CRM platform in Europe, providing 360-degree customer view
- Improved and personalized communication, marketing and promotional strategies

Optimizing Our Store Footprint

- Closed 190 stores globally during the last two years to focus the portfolio on stores with highest growth potential
- Renegotiated nearly 500 leases during the last two years with meaningfully improved terms
- Rolled out a major store remodelling program

Enhancing Our Supply Chain

- Streamlined vendor base from over 500 suppliers three years ago to approximately 100 today
- Strategically moved supply sourcing to lower cost regions
- Drove supply chain efficiency improvements that support omnichannel operations

New Business Model and Successful Transformation Are Driving Material Improvement in Financial Results Importantly, the evidence that our transformation strategy is working is clear and compelling. Guess is delivering strong financial results, which are in turn enabling us to be more competitive and to enhance value for shareholders. In fiscal 2022, we reported strong financial results, including doubling pre-pandemic operating margin and profit, reaching an 11.8% operating margin and exceeding $305 million in operating profit. Guess’ Total Shareholder Return Outperforms Peers Over 1-, 3-, and 5-Year Periods, and During the Tenure of CEO Carlos Alberin 5-Year Total Shareholder Return (% Return) 3-Year Total Shareholder Return (% Return) Carlos Alberini as CEO Total Shareholder Return (% Return)2 1-Year Total Shareholder Return (% Return)

Your Vote Is Important — Vote “FOR ALL” Directors on the WHITE Card to Support the Board that Is Aligned with Your Interests and Committed to Overseeing the Continued Successful Execution of Guess’ Strategy Your Board of Directors is singularly focused on enhancing the value of your investment in Guess. This is a critical time for Guess, as, under your Board and management team, our transformation strategy is building momentum and producing outstanding results. We are confident the path to the greatest value opportunity for shareholders is through the continued execution of the Company’s transformation and through re-electing all four of your Board’s director nominees: Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano. The Guess Board is highly qualified, highly-engaged and committed to serving the best interests of all shareholders. In particular, the continued contributions of Paul and Maurice Marciano are innumerable and fundamental to the Company’s success. In stark contrast, Legion Partners’ proposed changes to the Board could risk the Company’s transformation and growth and jeopardize the long-term value of your investment. Notably, Legion Partners has failed to present any new ideas with regard to the Company’s strategy or operations that will advance our core objective of driving value for Guess shareholders. Protect the value of your investment and vote the WHITE proxy card today “FOR ALL” of Guess’ director nominees. YOUR VOTE IS IMPORTANT! We urge shareholders to vote “FOR ALL” of the Company’s director nominees using the WHITE proxy card today. Please follow the easy instructions to submit your proxy by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Remember — please do not vote using any Blue proxy card provided on behalf of Legion Partners. Any vote using the Blue proxy card will revoke your prior vote on a WHITE proxy card, and only your latest-dated proxy counts.

YOUR VOTE IS IMPORTANT!

If you have any questions, or need assistance in voting your shares on the WHITE proxy card, please call our proxy solicitor:

Innisfree M&A Incorporated

Shareholders Call Toll-Free (877) 750-0625

Banks and Brokers Call Collect (212) 750-5833

1. Source: FactSet as of April 4, 2022. Peers include: ANF, AEO, CPRI, CHS, COLM, DECK, EXPR, FOSL, GPS, LEVI, LULU, PLCE, PVH, RL, TPR, URBN.
2. Represents TSR since January 28, 2019.
3. This measure is a non-GAAP presentation. Please refer to the appendix to the Company's April 7, 2022 Investor Presentation for a full GAAP to non-GAAP reconciliation of this measure, available on the Annual Meeting Materials section on the investor Relations section of the Company's website.

Forward-Looking Statements

The business strategies and statements concerning the Company's future outlook, business plans and strategic initiatives, discussed in this letter are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as "expect," "continue," "anticipate," "look," "path" and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors that may cause actual results in future periods to differ materially from current expectations, which are identified in the Company's most recent Annual Report on Form 10-K for the year ended January 29, 2022, which was filed with the Securities and Exchange Commission (the "SEC") on March 24, 2022, and other filings with the SEC, including but not limited to, the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, the current Russia-Ukraine war and recent sanctions and exports controls targeting Russia, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer

The views and opinions expressed in this letter are those of management of Guess. This letter does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the "DRC"), which is conducting an independent review of the demands and allegations (the "Demands") by Legion Partners Asset Management, LLC addressed in this letter. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of this letter and are not participating in the solicitation efforts of the Company in connection with the Company's 2022 annual meeting of shareholders (the "2022 Annual Meeting").

Important Additional Information

The Company and certain of its directors and executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the 2022 Annual Meeting. The Company filed its definitive proxy statement and the **WHITE** proxy card with the SEC on April 6, 2022 in connection with the solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING **WHITE** PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company's definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company's directors and executive officers in the Company's securities. Information regarding subsequent changes to their holdings of the Company's securities will be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company's website at http://investors.guess.com or through the SEC's website at www.sec.gov. Information can also be found in the Company's other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022, filed on March 24, 2022. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at http://investors.guess.com.